                                                                           FINAL
                                                                         7/25/94
                                                                       MILL3/AC3


                                                                    Exhibit 10.3




                                   HPSC, INC.

              SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

                                  (July, 1994)

                                    HPSC, INC

              SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST


ARTICLE I - NAME . . . . . . . . . . . . . . . . . . . . . . .                1

ARTICLE II - DEFINITIONS . . . . . . . . . . . . . . . . . . .                1

ARTICLE III - PURPOSE AND PRELIMINARY MATTERS. . . . . . . . .                4

3.1  Nature of Plan; No Reversion of Trust Assets;
   Grantor Trust . . . . . . . . . . . . . . . . . . . . . . .                4

3.2  Qualification of Plan . . . . . . . . . . . . . . . . . .                5

ARTICLE IV - RESPONSIBILITIES AND DUTIES OF PLAN
    ADMINISTRATOR AND TRUSTEE. . . . . . . . . . . . . . . . .                5

4.1  In General. . . . . . . . . . . . . . . . . . . . . . . .                5

4.2  Plan Administrator. . . . . . . . . . . . . . . . . . . .                5

4.3  Trustee . . . . . . . . . . . . . . . . . . . . . . . . .                5

4.4  Agents; Counsel; Custodian; Fees. . . . . . . . . . . . .                5

4.5  Fiduciary Duties. . . . . . . . . . . . . . . . . . . . .                6

4.6  Multiple Fiduciary Capacities . . . . . . . . . . . . . .                6

4.7  Limit on Fiduciary Compensation . . . . . . . . . . . . .                6

4.8  Indemnification . . . . . . . . . . . . . . . . . . . . .                6

ARTICLE V - EFFECTIVE DATE . . . . . . . . . . . . . . . . . .                6

ARTICLE VI - PARTICIPATION . . . . . . . . . . . . . . . . . .                6

6.1  Eligibility . . . . . . . . . . . . . . . . . . . . . . .                6

6.2  Procedures. . . . . . . . . . . . . . . . . . . . . . . .                6

6.3  Designation of Death Beneficiary. . . . . . . . . . . . .                7

6.4  Duties of Plan Administrator. . . . . . . . . . . . . . .                7

ARTICLE VII - CONTRIBUTIONS BY THE EMPLOYER. . . . . . . . . .                7

7.1  Contributions . . . . . . . . . . . . . . . . . . . . . .                7

7.2  Acceptance by Trustee . . . . . . . . . . . . . . . . . .                7

7.3  Timing of Payment . . . . . . . . . . . . . . . . . . . .                7

7.4  Contributions In Kind . . . . . . . . . . . . . . . . . .                7

ARTICLE VIII - EMPLOYEE CONTRIBUTIONS. . . . . . . . . . . . .                7

ARTICLE IX - ACCOUNTS AND ALLOCATIONS. . . . . . . . . . . . .                8

9.1  Separate Accounts . . . . . . . . . . . . . . . . . . . .                8

9.2  Time for Crediting Contributions. . . . . . . . . . . . .                8

9.3  Allocation of Forfeitures . . . . . . . . . . . . . . . .                8

9.4  Contribution Allocation Limits Applicable to this Plan. .                8

9.5  Valuing Plan Interests. . . . . . . . . . . . . . . . . .                8

ARTICLE X - BENEFITS . . . . . . . . . . . . . . . . . . . . .                8

10.1  Vesting. . . . . . . . . . . . . . . . . . . . . . . . .                8

10.2  Distribution . . . . . . . . . . . . . . . . . . . . . .                8

10.3  Forfeitures. . . . . . . . . . . . . . . . . . . . . . .               10

ARTICLE XI - CLAIMS PROCEDURE. . . . . . . . . . . . . . . . .               10

ARTICLE XII - LIFE INSURANCE . . . . . . . . . . . . . . . . .               11

ARTICLE XIII - STOCK INVESTMENT FUND . . . . . . . . . . . . .               11

13.1  Investment Fund; Suspense Account; Stock Account; and
    Cash Benefit Account . . . . . . . . . . . . . . . . . . .               11

13.2  ESOP Definitions . . . . . . . . . . . . . . . . . . . .               12

13.3  Borrowing and Use of Loan Proceeds . . . . . . . . . . .               12

13.4  Valuation and Accounting . . . . . . . . . . . . . . . .               15

13.5  Voting Rights. . . . . . . . . . . . . . . . . . . . . .               16

ARTICLE XIV - NON-STOCK INVESTMENT FUND. . . . . . . . . . . .               16

ARTICLE XV - TRUST FUND AND POWERS AND DUTIES OF TRUSTEE . . .               16

15.1  Trust Fund . . . . . . . . . . . . . . . . . . . . . . .               16

15.2  Trustee's Powers . . . . . . . . . . . . . . . . . . . .               16

15.3  Trustee's Fees and Expenses. . . . . . . . . . . . . . .               17

15.4  Limitation on Trustee's Duties . . . . . . . . . . . . .               17

15.5  Trustee's Accounts . . . . . . . . . . . . . . . . . . .               17

15.6  Identity of Initial Trustees; Resignation and Removal of
    Trustees; Successor Trustees . . . . . . . . . . . . . . .               18

15.7  Successor Trustee's Duties . . . . . . . . . . . . . . .               19

15.8  Trustee's Written Statements . . . . . . . . . . . . . .               19

15.9  Employer's Power of Substitution of Assets Prior
    to a Change of Control . . . . . . . . . . . . . . . . . .               19

ARTICLE XVI - AMENDMENT. . . . . . . . . . . . . . . . . . . .               19

16.1  Right to Amend Prior to a Change of Control. . . . . . .               19

16.2  Right to Amend Following a Change of Control . . . . . .               20

ARTICLE XVII - DISCONTINUANCE OF CONTRIBUTIONS AND
    TERMINATION OF PLAN. . . . . . . . . . . . . . . . . . . .               20

17.1  Right to Terminate Prior to a Change of Control. . . . .               20

17.2  Right to Terminate Following a Change of Control . . . .               20

17.3  Events Causing Plan Termination. . . . . . . . . . . . .               20

17.4  Liquidation of Trust and Distribution of Benefits. . . .               21

17.5  Vesting on Termination Following a Change of Control . .               21

17.6  Reversion of Excess Assets After Termination . . . . . .               21

ARTICLE XVIII - LOANS. . . . . . . . . . . . . . . . . . . . .               21

ARTICLE XIX - ROLLOVERS AND DIRECTED INVESTMENTS . . . . . . .               21

    19.1  No Rollovers Into Plan . . . . . . . . . . . . . . .               21

    19.2  No Directed Investments Permitted. . . . . . . . . .               21

ARTICLE XX - MISCELLANEOUS . . . . . . . . . . . . . . . . . .               21

20.1  No Employment Contract . . . . . . . . . . . . . . . . .               21

20.2  Employer Not Liable for Plan Liabilities . . . . . . . .               22

20.3  Benefit Accounts Are Unsecured Claims. . . . . . . . . .               22

20.4  No Anticipation or Assignment of Benefits. . . . . . . .               22

20.5  Acceptance of Trust. . . . . . . . . . . . . . . . . . .               22

20.6  Governing Law. . . . . . . . . . . . . . . . . . . . . .               22

20.7  Uniformity of Treatment. . . . . . . . . . . . . . . . .               22

ARTICLE XXI - TRUSTEE'S RESPONSIBILITY WHEN EMPLOYER IS
INSOLVENT. . . . . . . . . . . . . . . . . . . . . . . . . . .               23

21.1  Procedure If Employer Is Insolvent . . . . . . . . . . .               23

21.2  Procedure Following Insolvency . . . . . . . . . . . . .               25

SCHEDULE I . . . . . . . . . . . . . . . . . . . . . . . . . .               27

SECTION 1 - DEFINITIONS (Refer to Article II). . . . . . . . .               27

SECTION 2 - EFFECTIVE DATE (Refer to Article V). . . . . . . .               27

SECTION 3 - PARTICIPATION (Refer to Article VI). . . . . . . .               27

SECTION 4 - ALLOCATION (REFER TO ARTICLES IX AND XIII) . . . .               27

SECTION 5 - VESTING (Refer to Article X) . . . . . . . . . . .               28

                                    HPSC, INC

              SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     AGREEMENT between HPSC, Inc., a corporation duly organized and existing under the laws of Delaware and having its principal place of business in Boston, Massachusetts, and John Everets and Raymond Doherty as the Trustees.

ARTICLE I - NAME

     The Plan and Trust created in accordance with the terms of this instrument shall be named "The HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust."

ARTICLE II - DEFINITIONS

     Wherever used herein, unless the context clearly indicates otherwise, the following words shall have the following meanings:

     2.1 "Act" means the federal Employee Retirement Income Security Act of 1974 as amended from time to time, and any comparable subsequent legislation.

     2.2 "Beneficiary" means any person, estate, trust or organization entitled to receive payment on the death of a Participant.

     2.3 "Board of Directors" means the of the Board of Directors of the Employer.

     2.5 "Change of Control" means the occurrence of an event or events as the result of which (i) the business of the Employer is disposed of by the Employer pursuant to a liquidation, merger in which the Employer is not the surviving corporation, sale of assets or otherwise; or (ii) there is any transfer of the Employer's stock currently pledged to certain banks, to a holder or holders who seek to exercise control over the Employer, including without limitation such banks and their transferee(s); or (iii) a majority of the issued and outstanding shares of the Employer's voting stock is transferred during any two (2) year period to any person (individual or entity) who did not own ten percent (10%) of the Employer's outstanding stock at the beginning of the two (2) year period; or
(iv) during any twelve (12) month period a majority of the members of the Board of Directors in office at the beginning of the period die, resign, are removed from office or are not re-elected.

     2.6 "Break in Service" means a Fiscal Year during which an Employee fails to complete more than 500 Hours of Service.

     2.7 "Code" means the federal Internal Revenue Code of 1986 as amended from time to time, and any comparable successor legislation.

     2.6 "Compensation" means (i) the total salaries or wages paid by the Employer to the Participant during any Fiscal Year that are subject to federal income taxation (as reported by the Employer on Form W-2), including overtime pay, commissions and bonuses, plus (ii) compensation reduction contributions made pursuant to any Code Section 401(k) arrangement or Code Section 125 arrangements in plans maintained by the Employer. Except for compensation-reduction contributions referred to above, "Compensation" does NOT include any Employer contributions to this or any other employee benefit plan or for Social Security or unemployment benefits. No Participant's Compensation for purposes of this Plan shall be subject to any limitations imposed under the Code, including without limitation Code Section 401(a)(17) and the regulations thereunder.

     2.8 "Employee" means any individual employed by the Employer, including officers and directors who are employees. "Ineligible Employee" means: (i) any Employee who is a member of a collective bargaining unit the retirement benefits of which have been the subject of good faith bargaining and (ii) any Employee who is a non resident alien and who receives no earned income (within the meaning of Code Section 911 (d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861
(a)(3)).

     2.9 "Employer" means the corporation signatory to this agreement, and shall also mean any successor organization to the corporation which shall assume the Employer's obligations under this Plan. Such assumption shall be in writing, signed by the organization assuming the obligations of the Plan and accepted by the Trustee.

     2.10 "Employment Commencement Date" means the day on which an Employee first performs an Hour of Service.

     2.11  "Entry Date" means the date or dates specified on Schedule I.

     2.12  "Fiduciary" means the Plan Administrator and the Trustee.

     2.13 "Hour of Service" means each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer (i) for the performance of duties for the Employer; (ii) for a period of time, up to 501 hours for any single continuous period, during which no duties are performed (whether or not employment has been terminated), due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; and (iii) for back pay, by award or by agreement of the Employer, irrespective of mitigation of damages. The hours of service referred to in (i) above shall be credited to the Employee as of the computation period during which the duties were performed; the hours of service referred to in (ii) above shall be credited for the computation period during which the duties were not performed and in accordance with Department of Labor Regulation, 29 C.F.R. 2530.200b-2(b) and (c), which is incorporated by reference herein together with any subsequent amendment or replacement thereof; and the hours of service referred to in (iii) shall be credited for the computation period during which the period covered by such award or agreement occurred. The same hours of service shall not be credited both under (i) or (ii), as the case may be, and under (iii). Additionally, hours of service by a person who is considered a "leased employee" under Code Section 414(n) or with an organization while it is under common control with the Employer (Code Section 414(c)) or while it is a member of a controlled group of corporations with the Employer (Code Section 414(b)) or while it is a member of an affiliated service group with the Employer (Code Section 414(m)) shall be considered as hours of service with the Employer, but except as otherwise expressly provided in the Plan no person shall be treated as an Employee of the Employer solely on account of such service. Notwithstanding the foregoing, in no event will an Employee be credited with hours of service for any period during which no duties were performed but payments were made from a plan maintained solely to comply with applicable workmen's compensation, unemployment compensation or disability insurance laws.

     Solely for purposes of determining whether a Break in Service, as defined in Section 2.4, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

     2.14 "Insolvent" means that the Employer (i) is unable to pay its debts as they come due or (ii) is subject to a pending proceeding as a debtor under the federal Bankruptcy Code or under the insolvency laws of any state.

     2.15 "Participant" means a person who has qualified to participate under the Plan in accordance with Article VI.

     2.16 "Plan" means the supplemental employee stock ownership plan set forth in accordance with this Agreement, as it may from time to time be amended.

     2.17  "Plan Administrator" means the person or persons described as such on
Schedule I and any successor. The Plan Administrator may be removed, and any vacancy shall be filled, by the Board of Directors. In the event that the position shall be vacant, or in the event of the incapacity of the Plan Administrator, the President of the Employer shall serve as Plan Administrator.

     2.18 "Qualified ESOP" means the HPSC, Inc. Employee Stock Ownership Plan (adopted effective January 1, 1993), as amended from time to time, and any successor plan thereto.

     2.19 "Year" and "Fiscal Year" mean the fiscal year of the Trust as specified in Schedule I.

     2.20  "Trust" means the trust herein set forth.

     2.21 "Trustee" means the trustee or trustees herein named and any duly appointed successor trustees or trustee.

     2.22  "Valuation Date" means the last day of the Fiscal Year.

     Whenever used herein a pronoun in the masculine gender shall include the feminine gender and a word in the singular number shall include the plural number unless the context clearly indicates otherwise.


ARTICLE III - PURPOSE AND PRELIMINARY MATTERS

     3.1 NATURE OF PLAN; NO REVERSION OF TRUST ASSETS; GRANTOR TRUST. This Plan constitutes the principal instrument of a stock bonus type of employee stock ownership plan established by the Employer and, subject to the Employer's power of substitution pursuant to Section 15.9, it is designed to be invested primarily in "Employer Securities," as provided in Article XIII. It is intended not to be a "qualified plan" within the meaning of Code Section 401(a) and shall not be subject to or, except as expressly provided herein, be interpreted or administered in accordance with said Section 401(a) or any other Code section governing qualified plans, including without limitation Code Sections 401 through 417 inclusive and Code Section 4975. Furthermore, this Plan is intended not to be an "employee benefit plan" or a "pension plan" or "welfare plan" within the meaning of Act Section 3 and shall not be subject to or be interpreted or administered in accordance with the Act. In any event, this Plan is intended to be "unfunded" for purposes of both the Code and (should it apply) the Act. Except as otherwise expressly provided herein, the principal or income of the Trust shall not be paid to or revested in the Employer or used for any purpose whatsoever other than as provided herein, including without limitation distributing benefits to the Participants or their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The Trust created pursuant to this Plan is intended to be a grantor trust (of which the Employer is the grantor) within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and it shall be construed accordingly.

     3.2 QUALIFICATION OF PLAN. The Plan Administrator shall not submit this Plan to the Internal Revenue Service for a determination letter that the Plan, as embodied in this Agreement, meets the qualification requirements of
Section 401(a) of the Code.


ARTICLE IV - RESPONSIBILITIES AND DUTIES OF PLAN ADMINISTRATOR AND
             TRUSTEE

     4.1 IN GENERAL. Unless otherwise agreed in writing by the Plan Administrator and the Trustee, the responsibilities, duties and obligations of the Plan Administrator and of the Trustee shall be allocated as provided in this Article.

     4.2 PLAN ADMINISTRATOR. The Plan Administrator, except as expressly provided otherwise by this Agreement, shall have exclusive responsibility to decide all questions relating to eligibility and benefits and all other matters which are not expressly reserved to the Trustee, including the power to sue or be sued on behalf of this Plan and Trust. If two or more persons are serving as Plan Administrators, they may, by a writing signed by all such persons, allocate among themselves in any reasonable manner their responsibilities as Administrators. The Plan Administrator may appoint one or more qualified persons, including actuaries, to assist him in performing his responsibilities hereunder and delegate to such persons specific responsibilities. The Plan Administrator is hereby designated as agent for the service of legal process.

     4.3 TRUSTEE. The Trustee, except as expressly provided otherwise by this Agreement, shall have exclusive responsibility to manage and control the assets of the Trust. If two or more persons are serving as Trustees they may by a writing signed by all such persons, allocate among themselves in any reasonable manner their responsibilities, duties and obligations as Trustees. The Trustee shall maintain records of the interest of each Participant in the Trust Fund.

     4.4 AGENTS; COUNSEL; CUSTODIAN; FEES. The Trustee and the Plan Administrator may employ one or more persons, including counsel, to render advice with regard to any responsibility such Fiduciary may have and may employ such agents and employees and delegate to them such nondiscretionary duties and responsibilities as they shall decide to be reasonable and appropriate in the exercise of their responsibilities. The Trustee may appoint a bank or other financial institution to act as custodian of the assets of the Trust and enter into such agreements concerning the custodian's duties and compensation as the Trustee shall determine to be appropriate. All fees and expenses of such persons who are employed to give advice or to act as agents or employees shall be paid by the Employer. In the event of the failure of the Employer to make such payment, the expenses shall be considered as an expense of, and shall constitute a lien on, the Trust Fund; provided that collection of such expenses from the Trust Fund shall not relieve the Employer of liability to reimburse the Trust Fund.

     4.5 FIDUCIARY DUTIES. Every person who is a Fiduciary with respect to the Plan shall discharge his duties in accordance with the Plan and Trust and other governing documents and instruments except insofar as such documents and instruments are inconsistent with applicable law.

     4.6 MULTIPLE FIDUCIARY CAPACITIES. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

     4.7 LIMIT ON FIDUCIARY COMPENSATION. No Fiduciary who receives full-time pay from the Employer shall receive compensation from the Plan except for reimbursement of expenses properly and actually incurred.

     4.8 INDEMNIFICATION. Except as prohibited by law, any individual or individuals serving as Trustee or Plan Administrator shall be indemnified in full by the Employer against expenses, including attorneys' fees, and against the amount of any judgment, money decree, fine, or penalty, or against the amount of any settlement deemed reasonable by the Board of Directors, necessarily paid or incurred by such individual or individuals in connection with or arising out of any claim made, or any civil or criminal action, suit or proceeding of whatever nature brought against such individual, or in which such individual is made a party, or in which such individual is otherwise involved, by reason of being or having been such Trustee or Plan Administrator. Such indemnification shall apply to any such individual even though at the time of such claim, action, suit or proceeding such individual is no longer a Trustee or Plan Administrator.


ARTICLE V - EFFECTIVE DATE

     The Effective Date of this Plan shall be the date specified as such on
Schedule I.

ARTICLE VI - PARTICIPATION

     6.1 ELIGIBILITY. Each Employee shall be eligible to become a Participant hereunder on the Entry Date and on fulfilling the conditions as set forth on
Schedule I hereto.

     6.2 PROCEDURES. Each Employee shall be advised by the Plan Administrator prior to his initial eligibility of his right to participate in the Plan. To become a Participant, an eligible Employee must execute such application forms as are required by the Plan Administrator within 30 days from the date on which he was notified of his eligibility.

     6.3 DESIGNATION OF DEATH BENEFICIARY. Each Employee upon becoming a Participant shall notify the Plan Administrator in writing of his designation of a Beneficiary to receive payment of benefits under the Plan in the event of his death. Such designation or designations may be changed by him in writing from time to time by notice to the Plan Administrator.

     6.4 DUTIES OF PLAN ADMINISTRATOR. The Plan Administrator annually after the close of each Fiscal Year shall prepare and deliver to the Trustee a certified list of the Employees who were Participants for such year. The list shall show the Compensation for the year of each Participant.


ARTICLE VII - CONTRIBUTIONS BY THE EMPLOYER

     7.1 CONTRIBUTIONS. On account of each Fiscal Year prior to the occurrence of a Change of Control, the Employer may contribute any amount as may be determined by the Board of Directors to meet the obligations of the Plan and Trust. On account of each Fiscal Year ending after the occurrence of a Change of Control, the Employer shall contribute at least such amounts as will enable the Trustee to (i) repay any Loans pursuant to the terms thereof and (ii) timely make any distributions of vested account balances as the Trustee elects to pay in cash.

     7.2 ACCEPTANCE BY TRUSTEE. The Trustee shall not be under any duty to inquire into the correctness of the amounts contributed to the Trust hereunder, nor shall the Trustee be under any duty to determine whether any contribution is payable under this Article.

     7.3 TIMING OF PAYMENT. Payments on account of any Fiscal Year may be made by the Employer from time to time prior to the close of such year or may be made on account of any year within the period allowed for filing its federal income tax return for such year, including any extensions thereof.

     7.4 CONTRIBUTIONS IN KIND. To the extent permitted by applicable laws and regulations, the Employer may make any contribution in cash or in kind, including by issuing or transferring to the Trustee Employer Securities.

ARTICLE VIII - EMPLOYEE CONTRIBUTIONS

     No contributions by Employees shall be required or permitted under this Plan.


ARTICLE IX - ACCOUNTS AND ALLOCATIONS

     9.1 SEPARATE ACCOUNTS. The Trustee shall establish a separate account to reflect the interest in the Trust of each Participant, former Participant and Beneficiary. The Trustee shall maintain adequate records of such individual accounts and credits and charges shall be made to such accounts in the manner herein provided. A segregation of the assets of the Trust Fund into separate accounts shall not be required. Distributions made from an account shall be charged to the account as of the date paid. Each Participant shall receive a statement of the value of the Participant's account at least annually.

     9.2 TIME FOR CREDITING CONTRIBUTIONS. The contribution made by the Employer pursuant to Article VII and Schedule I shall be credited to the Participant's account as of the last day of the Fiscal Year for which it was made.

     9.3 ALLOCATION OF FORFEITURES. Any forfeitures for the Fiscal Year shall be allocated in the manner provided in Section 4 of Schedule I.

     9.4 CONTRIBUTION AND ALLOCATION LIMITS APPLICABLE TO THIS PLAN. No limits on contributions and allocations under this Plan shall apply except as specifically provided in this Agreement.

     9.5 VALUING PLAN INTERESTS. As of each Valuation Date, the interest of each Participant in the Trust Fund shall be determined. The interest of each Participant in the Trust Fund shall be the sum of (i) the interest of the Participant in the Investment Fund attributable to Employer contributions (including earnings thereon) and (ii) his share, if any, of contributions and forfeitures credited to his account as of such Valuation Date.


ARTICLE X - BENEFITS

     10.1 VESTING. A Participant's account in the Trust Fund shall vest in accordance with Section 5 of Schedule I to this Agreement.

     10.2  DISTRIBUTION.

          .01 BENEFIT. In each Fiscal Year, the vested balance of a Participant's account in the Trust Fund which has not been previously distributed shall be distributed (subject to the provisions of this Article and provided that the Employer is not Insolvent at the time of the distribution) as soon as is administratively convenient following the date which is six (6) months after the date that the Board of Directors determines the Employer's contribution for such Fiscal Year (or, if no contribution is determined for a Fiscal Year, then as soon as is administratively convenient following the end of the sixth month of such Fiscal Year). Distribution shall be made to the Participant if he is then living and otherwise to his Beneficiary. The Participant's remaining non-vested balance, if any, shall continue to be held in the Trust Fund until it either vests in accordance with Section 10.1 above or is forfeited in accordance with Section 10.3 below.

          .02 PAYMENT. Each vested balance that becomes distributable in accordance with paragraph .01 of this Section shall be distributed in cash or in kind (including without limitation shares of Employer Securities) at the sole option of the Trustee. No interest shall be due or paid on any distribution on account of any good faith delay in making the distribution prior to the occurrence of a Change of Control. Distributions made after the occurrence of a Change of Control shall bear interest (which shall be paid with the distribution) from the date that the Change of Control occurs through the date that the distribution is made at an annual rate equal to the greater of twelve percent (12%) and two (2) percentage points above the greater of the "prime rate" as published from time to time in the WALL STREET JOURNAL and the highest rate of interest paid by the Employer from time to time on any financing undertaken in connection with the Change of Control. If the Trustee cannot or does not distribute any portion or all of the vested balance of a Participant's account when such distribution is due pursuant to paragraph .01, then the Employer shall pay the balance of each such distribution (with any applicable interest) as it falls due. To the full extent that distributions are made from the Trust Fund, the Employer's obligation to pay such amounts shall be deemed to have been satisfied.

          .03 WITHHOLDING. Each Participant, Beneficiary or other recipient of a distribution under this Plan shall be liable for all tax obligations, if any, with respect to any sum received pursuant to the Plan and for accurately reporting and paying in full all such taxes to the appropriate federal, state and local authorities. The Trustee and the Employer shall have the right to deduct and withhold from any distribution due under the Trust Fund or the Plan (whether such distribution be in cash or in kind) or from other amounts owed to or with respect to the

     Participant all withholding taxes and other amounts required by law. Furthermore, prior to the occurrence of any Change of Control (but not afterwards), upon notice in writing from the Employer the Trustee shall set off from any distribution payable under the Plan all amounts owed by the Participant to the Employer.

          .04 PROCEDURES. At the close of each Fiscal Year, the Plan Administrator shall deliver to the Trustee a list of all Participants who will be entitled to receive distributions in the ensuing year. The failure of the Plan Administrator to provide such a list shall not affect the Participant's right to receive distributions as provided in this Article.

          .05 NO BENEFICIARY. If no Beneficiary has been designated, or if the designated Beneficiary shall not survive the Participant, distribution shall be made to the Participant's surviving spouse or if none, then to his issue PER STIRPES. If there is neither surviving spouse nor issue then living, distribution shall be made to the deceased Participant's executor or administrator.

     10.3 FORFEITURES. The non-vested balance, if any, of a Participant's account in the Trust Fund shall be forfeited as of the date that the Participant incurs a Break in Service following the termination of his employment for any reason (including without limitation death, disability or retirement); provided that if the Participant again becomes an Employee prior to incurring a Break in Service, no forfeiture shall occur on account of such termination and the Participant's account shall continue to be subject to the provisions of this Article. Forfeitures shall be dealt with as provided in Section 9.3 above.

ARTICLE XI - CLAIMS PROCEDURE

     11.1 Within a reasonable time after the close of the Fiscal Year in which an event occurs which entitles a Participant or Beneficiary to any distribution under the Trust, the Plan Administrator shall notify the Participant or Beneficiary in writing of the entitlement to distribution and the amount thereof.

     11.2 If the Participant or Beneficiary shall claim that he is entitled to any other benefit or amount, he shall notify the Plan Administrator in writing within 60 days of the notice provided in Section 11.1 of such claim.

     11.3 In the event of such a claim, or any other claim for benefits under the Trust, the following procedures shall apply:

          .01 All claims for benefits under this Section shall be in writing and shall be sufficient to notify the Plan Administrator of the type of benefit claimed.

          .02 All claims shall be addressed to the Plan Administrator or the chief personnel officer of the Employer.

          .03 If a claim is denied in whole or in part by the Plan Administrator, he shall furnish the claimant written notice of such denial within a reasonable time after receipt of the claim by him. If no notice of denial is furnished within 90-days after receipt of the claim by the Plan Administrator, the claim shall be deemed denied and the Participant may request a review of such denial.

          .04 The notice of denial shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent provisions of the Trust,
     (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of this claims procedure.

          .05 Upon receipt of a notice of denial, the claimant may, by a written application filed with the Plan Administrator within 60 days of receipt of the notice, request a review by the Plan Administrator of such denial.

          .06 In connection with such review, the claimant may review pertinent documents, may submit issues and comments in writing and may request a hearing before the Plan Administrator.

          .07 The decision of the Plan Administrator on such review shall be final.


ARTICLE XII - LIFE INSURANCE

     The Trustee shall not use any portion of the contributions under the Plan to purchase life insurance policies on the life of any Participant.


ARTICLE XIII - STOCK INVESTMENT FUND

     13.1 INVESTMENT FUND; SUSPENSE ACCOUNT; STOCK ACCOUNT; AND CASH BENEFIT ACCOUNT.

          .01  INVESTMENT FUND; SUSPENSE ACCOUNT AND STOCK ACCOUNT.   The
     Trustee shall establish a fund to be known as the Investment Fund and all Employer contributions shall be allocated to the Investment Fund as of the close of the Fiscal Year on account of which the contributions are made. As part of the Investment Fund, the Trustee shall establish a "Stock Account" and, if assets are to be acquired by this Plan with the proceeds of a Loan, a "Suspense Account." All assets acquired by this Plan with the proceeds of a Loan shall be allocated first to the Suspense Account and shall subsequently be withdrawn from the Suspense Account and reallocated to the Stock Account in accordance with the provisions of Section 13.3 of this Article. All Employer Securities acquired by this Plan other than with the proceeds of a Loan shall be allocated directly to the Stock Account.

          .02 CASH BENEFIT ACCOUNT. Also as part of the Investment Fund, the Trustee shall establish a Cash Benefit Account. All Employer contributions which (a) are designated by the Employer for the payment of cash benefits under the Plan or (b) are neither (i) made in shares of Employer Securities, nor (ii) designated by the Employer for the repayment of a Loan or the purchase of shares of Employer Securities, nor (iii) deemed necessary by the Trustee for the repayment of a Loan shall be allocated initially to the Cash Benefit Account. If shares of Employer Securities are reallocated from a Participant's account in the Stock Account to the Cash Benefit Account in order to make a cash distribution, cash (or other property, except shares of Employer Securities) equal in value to the amount that such shares of Employer Securities would have realized if sold by the Trustee on the date of the reallocation (as determined in accordance with the valuation principles of Section 13.4.01 of this Article) shall be allocated from the Cash Benefit Account to such Participant's account in the Stock Account. As of the last day of each Fiscal Year, all shares of Employer Securities in the Cash Benefit Account and any remaining unallocated cash or other property in the Cash Benefit Account shall be allocated in accordance with the provisions of Section 4 of Schedule I of the Plan to the accounts of all Participants entitled to share in an allocation of Employer contributions for the Fiscal Year; provided that,
     (i) any such shares of Employer Securities allocated pursuant to this sentence shall be allocated to each eligible Participant's account in the Stock Account and (ii) all other assets allocated pursuant to this sentence shall be allocated to each eligible Participant's account in the Cash Benefit Account, where such cash or other property shall remain available for reallocation pursuant to this Paragraph .02 in order to pay cash benefits to other Participants or Beneficiaries. If any such unallocated cash or other property is allocated pursuant to the preceding sentence, and subsequently shares of Employer Securities are transferred into the Cash Benefit Account in exchange for such cash or other property, such shares of Employer Securities shall then be allocated to the accounts in the Stock Account of the Participants from whose accounts in the Cash Benefit Account such cash or other property was taken in exchange for the shares of Employer Securities.

     13.2 ESOP DEFINITIONS. For purposes of this Plan, the following terms shall have the following meanings:

          .01 "EMPLOYER SECURITY" means common or preferred stock issued by the Employer (or by a corporation which is a member of the same controlled group within the meaning of Code Section 409(1)(4)).

          .02 "LOAN" means a loan made to this Plan for the purpose of (or which is used for) acquiring Employer Securities. A Loan may be made and/or guaranteed by any person.

     13.3 BORROWING AND USE OF LOAN PROCEEDS. The Plan may receive a Loan, provided that such Loan shall satisfy the following requirements.

          .01 USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes: (i) to acquire Employer Securities; (ii) to repay the Loan; and (iii) to repay a prior Loan.


          .02 LIABILITY AND COLLATERAL. Each Loan shall be without recourse against this Trust. Furthermore, the only assets of this Plan that may be given as collateral on a Loan are any or all of the following Employer
     Securities: (i) those acquired with the proceeds of the Loan and (ii) those that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. No person entitled to payment under the Loan shall have any right to assets of this Plan other than: (i) collateral given for the Loan; (ii) contributions (other than contributions of Employer Securities) that are made under this Plan to meet its obligations under the Loan and
     (iii) earnings attributable to such collateral and the investment of such contributions.

          .03 REPAYMENT OF THE LOAN. Payments made with respect to the Loan by this Plan shall be made from any assets of the Trust Fund (other than Employer Securities) at the Trustee's sole discretion.

          .04 DEFAULT. In the event of default upon the Loan, the value of Plan assets transferred in satisfaction of the Loan shall not exceed the amount of default. Furthermore, the Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan.


          .05 RELEASE FROM ENCUMBRANCE. The Loan shall provide for the release from encumbrance of Plan assets used as collateral for the Loan as follows: For each Fiscal Year during the duration of the Loan, the number of securities released shall equal the number of encumbered securities held immediately before release for the current Fiscal Year multiplied by a fraction. The numerator of the fraction is the amount of principal paid for the Year and the denominator of the fraction is the sum of the numerator plus the aggregate principal to be paid for all future years. The number of future years under the Loan shall be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods. If the collateral includes more than one class of securities, the number of securities of each class to be released for a Fiscal Year shall be determined by applying the same fraction to each class. Notwithstanding the foregoing, all Plan assets used as collateral for any outstanding Loan shall be released from encumbrance immediately upon the occurrence of a Change of Control.

          .06 USE OF SUSPENSE ACCOUNT. All assets acquired by this Plan with the proceeds of the Loan shall be added to and maintained in the Suspense Account until they are released from encumbrance in accordance with paragraph .05 of this Section (or would have been released, if they had been used as collateral for the Loan). If shares of Employer Securities are used as collateral for the Loan, they shall be withdrawn from the Suspense Account at the same time and in the same amounts as they are released from encumbrance. If such shares are not used as collateral, they shall be withdrawn from the Suspense Account as if they had been so used and were being released from encumbrance as provided in paragraph .05. No Participant shall have any interest in, or rights with respect to, any shares of Employer Securities while they are held in the Suspense Account. In the event that any shares of Employer Securities held in the Suspense Account are sold, the proceeds shall be (i) first, used to repay the Loan and (ii) second, if there is any excess amount (including any shares of Employer Securities released from encumbrance by reason of such repayment), allocated among the accounts of all Participants in proportion to the aggregate value of each such person's total interest in the Trust Fund (including his interest in the Stock Account and all non-Stock Accounts).

          .07 ALLOCATION TO ACCOUNTS OF PARTICIPANTS. As Employer Securities are released from encumbrance and withdrawn from the Suspense Account they shall be transferred to the Stock Account. As of the end of each Fiscal Year, the account of each Participant shall be credited with a portion of all Employer Securities transferred to the Stock Account for such Year determined as follows: (a) from the Employer Securities transferred as the result of Loan payments made with (i) the Employer's contribution and
     (ii) earnings on the Plan's assets that have not been allocated to Participants, that portion which is equal to such Participant's proportionate share of the Employer's contribution for such Year; plus (b) from the Employer Securities transferred as the result of Loan payments made with earnings on the Plan's assets that have been allocated to Participants, that portion which is equal to such Participant's account balance attributable to the assets that resulted in the earnings compared to the aggregate account balances of all Participants attributable to such assets; provided that (c) credits resulting from dividends on unallocated Employer Securities that have been used to make Loan payments pursuant to Section 13.4.02 below and that are otherwise determinable under clause (a)(ii) above shall instead be determined and credited under clause (b) to the extent necessary to provide each Participant with Employer Securities allocated under clause (b) having an aggregate Fair Value at least equal to the amount of dividends paid on the Employer Securities that have been allocated to the Participant's account. Notwithstanding the foregoing, Employer Securities and other Plan assets that are released from encumbrance as the result of a Change of Control (as provided in paragraph .05 of this Section) shall be credited to the account of each Participant as if an Employer contribution had been made to fully discharge all amounts due under all Loans outstanding on the date that the Change of Control occurred.

          .08 SOURCE OF FORFEITURES. If a portion of a Participant's account is forfeited, Employer Securities allocated under paragraph .07 of this Section shall be forfeited only after other assets. If interests in more than one class of Employer Securities have been allocated to the Participant's account, the same proportion of each class so allocated shall be forfeited if any is forfeited.

     13.4 VALUATION AND ACCOUNTING. Employer Securities acquired by this Plan shall be valued and accounted for as provided in this Section.

          .01 VALUATION. Employer Securities shall be acquired, accounted for, distributed and disposed of for all purposes under this Plan at their current "Fair Value." Fair Value shall be determined in good faith and based on all relevant factors. Fair Value shall be (i) in the case of purchases or sales of shares of Employer Securities, the actual price paid or received in the transaction; (ii) in the case of transfers of shares of Employer Securities to or from the Cash Benefit Account pursuant to section 13.1.02, the amount that would have been realized (as defined below) if such shares had been sold on the date of the transfer; (iii) in the case of all other transactions involving shares of Employer Securities, the amount that would have been realized if such shares had been sold on the most recent Valuation Date prior to or coinciding with the transaction; and (iv) in the case of any valuations of shares of Employer

     Securities made for purposes of the Plan (including, without limitation, valuations for purposes of Sections 9.5 and 15.5) EXCEPT as otherwise required by the Plan (including, without limitation, application of Section 13.3.07), the amount that would have been realized if such shares had been sold on the Valuation Date as of which such valuation is made. For purposes of clauses (ii), (iii) and (iv) of the preceding sentence, the amount that would have been realized upon the sale of shares of Employer Securities on a given date shall be deemed to be the average of the highest and lowest selling prices of all such shares sold on such date (or, if no shares of Employer Securities were sold on such date, such average of the selling prices on the most recent date that such shares where sold which precedes the relevant date). Notwithstanding the foregoing, if at any time shares of Employer Securities are not readily tradeable on an established securities market, Fair Value shall be determined at the Trustee's sole good-faith discretion.

          .02 ALLOCATION OF INCOME. Income received by the Plan with respect to any Employer Securities (whether or not allocated to Participants) may be used to make payments on any Loan. To the extent not used to make payments on a Loan, income received with respect to allocated shares of Employer Securities shall be allocated with respect to such shares.

          .03 ACCOUNTING. The Trustee shall maintain adequate records to determine the number of shares of Employer Securities allocated with respect to each Participant's account in the Trust Fund. To the extent assets other than Employer Securities are held in the Investment Fund, as of each Valuation Date the Trustee shall determine the total net worth of the Investment Fund by valuing all of such other assets at their fair value as of such valuation and shall compare such value to the total amount standing to the credit in the accounts of all such Participants in the Fund as of the prior Valuation Date. Any increase or decrease shall be apportioned among such Participants' accounts in the same proportion as the amount standing to the credit of each such Participant bears to the total of all amounts standing to the accounts of all such Participants.

     13.5 VOTING RIGHTS. The Trustee may exercise all voting rights in any Employer Securities held in the Trust Fund, whether allocated to the Suspense Account, the Stock Account or otherwise. The Trustee shall not be liable to anyone (including without limitation the Employer or any Participant or Beneficiary) for exercising or failing to exercise any voting rights in any Employer Securities held in the Trust Fund, including without limitation voting or failing to vote any Employer Securities, giving or failing to give any proxy with respect to any Employer Securities, or tendering or failing to tender any Employer Securities.

ARTICLE XIV - NON-STOCK INVESTMENT FUND

     The Trustee shall establish a Non-Stock Investment Fund if and only if the Trustee determines that such Fund is needed in order to hold assets of the Plan which are neither Employer Securities nor assets of the Cash Benefit Account (provided for in Article XIII). If established, such Fund shall be invested by the Trustee pursuant to the investment powers hereinafter provided. The Trustee shall apportion any increase or decrease in the value of the Fund at periodic intervals, not less frequently than annually, in an equitable manner among the Participants having an interest in the Fund.

ARTICLE XV - TRUST FUND AND POWERS AND DUTIES OF TRUSTEE

     15.1  TRUST FUND.  Subject to the claims of creditors as set forth in
Article XXI, the Employer hereby deposits with the Trustee in trust One Dollar ($1.00) which shall become the principal of the Trust Fund to be held, administered and disposed of by the Trustee as provided in this Agreement. The Trust Fund shall consist of the contributions by the Employer and the investments and reinvestments thereof without distinction between principal and income, and the said Trust Fund shall be held, administered and invested and reinvested in accordance with Article IV by the Trustee.

     15.2 TRUSTEE'S POWERS. In furtherance and not in limitation of the Trustee's investment authority, but subject to the requirements of Article XIII and Section 15.9, the Trustee shall have full power and authority to deal with all or any part of the Fund, including, without limitation, to invest, reinvest, and change investments; to acquire any property, real or personal, by purchase, subscription, lease, or other means; to sell for cash or on credit, convey, lease for long or short terms or convert, redeem or exchange, all or any part of the Fund; to enforce by suit or otherwise, or to waive, its rights on behalf of the Trust, and to defend claims asserted against the Trust; to compromise, adjust and settle any and all claims against or in favor of the Trust; to renew extend or foreclose any mortgage or other security; to bid in property on foreclosure; to take deeds in lieu of foreclosure, with or without paying a consideration therefor; to vote, or give proxies to vote, any stock or other security, and to waive notice of meetings; to oppose, participate in and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements; to hold securities unregistered, or to register them in its own name or in the names of nominees; to purchase for the benefit of the Trust insurance on the lives of any shareholder or employee of the Employer; to make, execute, acknowledge and deliver any and all instruments that it shall deem necessary or appropriate to carry out the powers herein granted; to purchase other contracts issued by insurance companies, including group annuity contracts; and generally to exercise any of the powers of an owner with respect to all or any part of the Fund. The Trustee may retain as much cash or cash equivalents as it deems advisable. The Trustee shall have full power and authority to borrow against the credit of the Plan and Trust and to pledge or mortgage assets of the Plan and Trust to secure such borrowing; provided that any borrowing and pledge of assets made for the purpose of acquiring Employer Securities shall be subject to the requirements of Article XIII.

     15.3 TRUSTEE'S FEES AND EXPENSES. The Trustee's fee for performing its duties hereunder shall be such as may be mutually agreed upon by the Employer and the Trustee, and the Employer agrees to pay the same. The Employer agrees to reimburse the Trustee for any and all expenses reasonably incurred by the Trustee, including counsel fees. In the event of the failure of the Employer to make such payment or reimbursement, the expenses shall be considered as an expense of, and shall constitute a lien on, the trust fund; provided that collection of such expenses from the Trust Fund shall not relieve the Employer of liability to reimburse the Trust Fund.

     15.4 LIMITATION ON TRUSTEE'S DUTIES. The Trustee is a party to this agreement solely for the purposes set forth in this Trust and its duties shall be only such as are set forth herein.

     15.5 TRUSTEE'S ACCOUNTS. Within a reasonable period after the close of each Fiscal Year and at any other time upon the request of the Employer, the Trustee shall render to the Employer accounts of its administration of this Trust during the preceding Fiscal Year or interim period including all allocations required for such year. The written approval of any Trustee's account by the Plan Administrator, as to all matters and transactions stated or shown therein, shall be final and binding upon the Employer. Failure of the Plan Administrator to notify the Trustee within ninety days after the receipt of any account of his disapproval of such account shall be the equivalent of written approval.

     If the Plan Administrator files any exceptions or objections with respect to any matters or transactions stated or shown in the account and the Plan Administrator and the Trustee cannot amicably settle the questions raised in such exceptions or objections, the Trustee or the Employer shall have the right to have such questions settled by judicial proceeding. Nothing herein contained shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts.

     15.6 IDENTITY OF INITIAL TRUSTEES; RESIGNATION AND REMOVAL OF TRUSTEES; SUCCESSOR TRUSTEES. Until December 31, 1998, the Trustees in office on the date of execution of this Agreement (namely, John Everets and Raymond Doherty), or the designee of each such Trustee, shall be and shall remain the only two Trustees of this Trust

(hereinafter, the "Initial Trustees"); provided, however, that (1) each Initial Trustee shall be subject to removal by the Board of Directors if and only if legal counsel to the Employer advises the Board of Directors (or a court of competent jurisdiction determines in a final order not subject to any further appeal) that such Initial Trustee has committed (and failed to remedy upon notice) material breaches of his fiduciary duties under the Trust and (2) if either Initial Trustee shall cease to serve as Trustee for any reason and has failed seasonably to appoint a designee as his successor Trustee (to serve for so long as such Initial Trustee was to serve as one of the only two Trustees of the Trust and to appoint a designee as his own successor during such period), the remaining Initial Trustee (or his designee) shall appoint the other Initial Trustee's successor. The Board of Directors shall appoint the successor Trustee or Trustees to each Initial Trustee (or additional co-Trustees) when the Initial Trustee no longer is entitled to be (or have his designee be) one of the only two Trustees of the Trust.

     Any Trustee may resign from this Trust at any time by giving written notice to the Board of Directors and to each other Trustee then in office. Such resignation shall be effective the later of 30 days after notice is given or on the date specified by the Trustee in such notice, provided that the Board of Directors may waive all or any part of such 30-day notice requirement. The Board of Directors may remove the original Trustee and any successor Trustee upon written notice (which shall be effective when given or on any other date specified by the Board of Directors in such notice) and shall designate and appoint all successor Trustees. Any successor Trustee shall have all the powers herein conferred upon the original Trustee.

     The Board of Directors may appoint a special Trustee whose duties are limited to making independent fiduciary decisions with respect to the acquisition (and the terms of such acquisition) of Qualifying Employer Securities by the Plan and Trust pursuant to Article XIII. If such special Trustee is appointed, while such special Trustee is in office any other Trustee then in office shall not have any authority with respect to the decision to acquire or the acquisition of Qualifying Employer Securities, but shall solely exercise all other authority of the Trustee hereunder.

     15.7 SUCCESSOR TRUSTEE'S DUTIES. No successor Trustee shall be required to inquire into or shall be liable for the acts or omissions of any prior Trustee.

     15.8 TRUSTEE'S WRITTEN STATEMENTS. A written statement of the Trustee at any time as to any facts relative to the Trust may always be relied upon and shall always be conclusive evidence in favor of any person dealing in good faith with the Trustee in reliance upon such statement.

     15.9 EMPLOYER'S POWER OF SUBSTITUTION OF ASSETS PRIOR TO A CHANGE OF CONTROL. Prior to the occurrence of a Change of Control (but not after such occurrence) the Employer shall have the right at any time, and from time to time, in its sole discretion to substitute assets of equal fair market value for any asset held in the Trust Fund (including without limitation any Employer Securities). This right shall be exercisable by the Employer in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

ARTICLE XVI - AMENDMENT

     16.1 RIGHT TO AMEND PRIOR TO A CHANGE OF CONTROL. The Employer reserves the right at any time or times prior to the occurrence of a Change of Control to amend this Agreement to any extent and in any manner that it may deem advisable by delivery to the Trustee of an executed copy of such amendment; provided that no amendment shall:

          .01 except as provided in Article XVII, have the effect of vesting in the Employer any interest in any property held subject to the terms of this Trust;

          .02 cause or permit any property held subject to the terms of the Trust to be used in a manner other than as provided in this Agreement;

          .03  reduce any Participant's vested interest in the Trust Fund;

          .04 increase the duties or liability of the Trustee or alter the Trustee's rights under Section 13.5 or alter any of the provisions of
     Article XV or of this Section 16.1 without the Trustee's written consent;
     or

          .05 more often than once every six months change the eligibility provisions of the Plan (including without limitation the provisions of Section 2.8, Article VI, and Schedule I, Section 3) or the allocation provisions of the Plan (including without limitation the provisions of Article IX and Schedule I, Section 4).

     16.2 RIGHT TO AMEND FOLLOWING A CHANGE OF CONTROL. At any time or times following the occurrence of a Change of Control, the Employer may amend this Agreement in any manner otherwise permitted under Section 16.1 above only with the Trustee's express written consent.

ARTICLE XVII - DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN

     17.1 RIGHT TO TERMINATE PRIOR TO A CHANGE OF CONTROL. The Employer has established this Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Employer may in its sole and absolute discretion terminate the Plan and Trust at any time prior to the occurrence of a Change of Control without any liability whatsoever for such discontinuance or termination.

     17.2 RIGHT TO TERMINATE FOLLOWING A CHANGE OF CONTROL. At any time following the occurrence of a Change of Control, the Employer may terminate the Plan and Trust only with the Trustee's express written consent.

     17.3 EVENTS CAUSING PLAN TERMINATION. The Plan and Trust hereby created shall terminate upon the happening of any of the following events:

          .01 Delivery to the Trustee of a notice of termination executed on behalf of the Employer specifying the date of termination.

          .02 Adjudication of the Employer as a bankrupt or general assignment by the Employer to or for the benefit of creditors.

          .03 Dissolution of the Employer or the permanent cessation and winding-up of its business.

          .04 A complete discontinuance of contributions by the Employer (but a temporary suspension of contributions shall not constitute a termination).

Provided, however, in the event the dissolution of the Employer or cessation of its business is occasioned by merger, consolidation, reorganization or transfer of substantially all of its assets and liabilities to another corporation, and such successor assumes the obligations of the Employer hereunder pursuant to
Section 2.9, the Plan and Trust shall not terminate but shall continue in full force and effect.

     17.4 LIQUIDATION OF TRUST AND DISTRIBUTION OF BENEFITS. If an event described in Section 17.3 occurs, the Trustee shall forthwith liquidate the entire Trust Fund. After proportional adjustment of accounts to reflect any provision for expenses and any increase or decrease in the net worth of the Trust Fund since the last Valuation Date, each Participant shall be entitled to receive the vested amount standing to the credit of his account in the Trust Fund as of the date of liquidation. The Trustee shall distribute such amounts in cash or in kind (including without limitation shares of Employer Securities) at the Trustee's sole option.

     17.5 VESTING ON TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event of the termination of the Plan or the complete discontinuance of contributions, provided that such termination or discontinuance coincides with or follows the occurrence of a Change of Control, each Participant shall be fully vested in his account in the Trust Fund and no Participant shall thereafter be divested of any funds in his account as a result of the provisions of Section 10.3.

     17.6 REVERSION OF EXCESS ASSETS AFTER TERMINATION. Notwithstanding anything to the contrary herein, all assets remaining in the Trust Fund (whether principal or interest) after satisfying all liabilities of the Plan and the Trust Fund (including without limitation distribution of benefits in accordance with Section 17.4) shall be revested in the Employer and the Trustee shall promptly pay over the same to the Employer following termination of the Plan and Trust.

ARTICLE XVIII - LOANS

     The Trustee shall not make loans to Participants or Beneficiaries from assets of this Plan.


ARTICLE XIX - ROLLOVERS AND DIRECTED INVESTMENTS

     19.1 NO ROLLOVERS INTO PLAN. The Plan shall not receive any amounts received by a Participant from any other plan.

     19.2 NO DIRECTED INVESTMENTS PERMITTED. No Participant or Beneficiary may direct the Trustee as to the investment of his account in the Trust Fund either generally or in respect of some particular investment or investments.


ARTICLE XX - MISCELLANEOUS

     20.1 NO EMPLOYMENT CONTRACT. The adoption and maintenance of this Trust shall not be deemed to be a contract between the Employer and an Employee or the Trustee and an Employee. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his employment at any time.

     20.2 EMPLOYER LIABLE FOR PLAN LIABILITIES. Each Participant shall have full recourse against the Employer for any insufficiency of benefits payable under this Plan.

     20.3 BENEFIT ACCOUNTS ARE UNSECURED CLAIMS. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are distributed to the Participant or Beneficiary as provided in Article X, and all rights created under the Plan and Trust shall be mere unsecured contractual rights of a Participant against the Employer.

     20.4 NO ANTICIPATION OR ASSIGNMENT OF BENEFITS. No interest of any Participant or Beneficiary hereunder shall be subject to anticipation or alienation by such Participant or Beneficiary, either by sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, or by any other method and shall not be subject to be taken by his creditors by any process whatsoever.

     20.5 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust herein expressed and agrees to carry out the provisions which it is required to perform hereunder.

     20.6 GOVERNING LAW. This instrument and the Trust created hereby shall be construed, administered, regulated and governed in all respects under and by the laws of Massachusetts.

     20.7 UNIFORMITY OF TREATMENT. All the provisions of this instrument shall be administered in such a way that all Participants under similar circumstances will be similarly treated.

ARTICLE XXI - TRUSTEE'S RESPONSIBILITY WHEN EMPLOYER IS INSOLVENT

     21.1  PROCEDURE IF EMPLOYER IS INSOLVENT.

          .01 BENEFITS UNSECURED. At all times during the continuance of this Trust, the principal and income of the Trust Fund shall be subject to claims of general creditors of the Employer as hereinafter set forth. All Participants and Beneficiaries shall have the rights under this Trust Agreement of unsecured general creditors of the Employer and shall not have any preferred claim on, or any beneficial interest in, the Trust Fund other than in amounts as they become distributable under Section 10.2. Nothing in this Agreement shall in any way diminish any rights of any Participant or Beneficiary to pursue his or her rights as an unsecured general creditor of the Employer with respect to his or her interest in the Plan or otherwise.

          .02 PROCEDURE IF NOTICE IS GIVEN. At any time that the Trustee has received notice that the Employer is Insolvent, the Trustee shall immediately discontinue distribution to every Participant and Beneficiary and shall thereafter deliver any undistributed principal and income of the Trust Fund to satisfy all claims of general creditors (including the Participants and their Beneficiaries) as a court of competent jurisdiction may direct; provided, however, that the Trustee may deduct or continue to deduct any unreimbursed fees and expenses of the Trust Fund, including taxes, pending receipt of such court direction.

          .03 DUTY TO GIVE NOTICE; RELIANCE BY TRUSTEE. The Employer (by its board of directors and chief executive officer) and the Plan Administrator shall have the duty to inform the Trustee immediately in writing if the Employer becomes Insolvent, and the Trustee may rely on such notice (except as provided in the following paragraph) without making an independent determination. Unless the Trustee has actual knowledge of the Employer's insolvency, the Trustee shall have no duty to inquire whether the Employer is Insolvent.

          .04 DUTY TO MAKE AN INDEPENDENT DETERMINATION. Notwithstanding the foregoing, if the Trustee receives such notice that the Employer is Insolvent at any time after a Change of Control has occurred or receives a written allegation of an event of insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall independently determine, as soon as practicable after receipt of such notice or allegation, whether the Employer is Insolvent, and the Employer shall furnish such evidence as the Trustee reasonably requests for the purpose of making such determination. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Employer's solvency. For purposes of this Agreement, the Trustee (if it is a bank) shall be considered to possess any knowledge and information concerning the Employer in the possession of the Trustee's Banking Department or other department that can reasonably be imputed to the Trustee under normal bank procedures.

          .05 PROCEDURE WHILE A DETERMINATION IS BEING MADE. Pending such determination by the Trustee if one is required pursuant to paragraph
     .04 above, the Trustee shall suspend distributions to every Participant and Beneficiary, shall hold the Trust assets for the benefit of the Insolvent Employer's general creditors and the payment of fees and expenses (to the extent permitted under this Agreement), and shall resume distributions to Participants and Beneficiaries in accordance with Section 10.2 of this Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Employer to be Insolvent).

          06. CONCLUSIVE DETERMINATION OR NOTICE. In performing any of its obligations or taking any discretionary action under this Agreement which is dependent on the Employer being Insolvent, the Trustee may rely on its determination (if such was required under paragraph .04 above), including an opinion of counsel (who may be counsel to the Trustee), that the Employer is Insolvent or on a written notice of insolvency from the Employer or the Plan Administrator. Unless such a determination arises out of the Trustee's gross negligence or willful misconduct, the Trustee's determination as to whether the Employer is Insolvent shall be binding and conclusive on all persons to the extent of determining their respective interests, rights and duties under this Agreement.

     21.2 PROCEDURE FOLLOWING INSOLVENCY.

          .01 RESUMPTION OF TRUSTEE'S DUTIES. If the Trustee suspends or discontinues distributions from the Trust Fund pursuant to Section 21.1 and the Insolvent Employer later becomes solvent again without the entry of a court order concerning the disposition of the Trust Fund, the Employer shall so inform the Trustee immediately in writing and the Trustee shall thereupon resume all of its duties and responsibilities under this Agreement.

          .02 RESUMPTION OF DISTRIBUTIONS. The first distribution to each Participant or Beneficiary following any suspension or discontinuance of distributions pursuant to Section 21.1 shall include the aggregate amount of all payments which would have been made to each such recipient in accordance with the Plan during the period of such suspension or discontinuance, plus interest on the delayed payments (at a rate which the Trustee determines to be reasonable under the circumstances at its sole discretion) and less the aggregate amount of distributions made to the recipient by the Employer in lieu of the distributions provided for hereunder during any such period of suspension or discontinuance.

     IN WITNESS WHEREOF, the parties have executed this instrument under seal this 28th day of July, 1994.

                                        HPSC, INC.



                                        By /s/ John Everets
                                           -------------------------------------
                                          John Everets, Chairman


Initial Trustees



/s/ John Everets
- ----------------------------------
John Everets, As Trustee
and Not Individually



/s/ Raymond Doherty
- ----------------------------------
Raymond Doherty, As Trustee
and Not Individually

                                   SCHEDULE I

                                     to the

                                   HPSC, INC.
                   SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN


SECTION 1 - DEFINITIONS (Refer to Article II)

     1.1 The Entry Date of this Plan shall be the first business day of each calendar month.

     1.2 The Fiscal Year shall be each successive twelve-month period which ends on December 31.

     1.3 The Plan Administrator shall be: the individual or entity appointed by the Board of Directors. The initial Plan Administrator is the Employer.


SECTION 2 - EFFECTIVE DATE (Refer to Article V)

          The Effective Date of the Plan is January 1, 1993.


SECTION 3 - PARTICIPATION (Refer to Article VI)

     Each Employee who is not an Ineligible Employee under Section 2.8 shall become a Participant on the first Entry Date on or after the later of (i) his Employment Commencement Date and (ii) the date on which he ceased to be an Ineligible Employee.


SECTION 4 - ALLOCATION (REFER TO ARTICLES IX AND XIII)

     4.1  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES.

          .01 GENERAL PROVISIONS. Any contribution made by the Employer for a Fiscal Year plus any forfeitures allocable for a Fiscal Year shall be allocated among the Participants who are employed by the Employer on the last day of such Fiscal Year and who have completed 150 Hours of Service during such Fiscal Year (or a proportionate number of Hours of Service during any Fiscal Year that is shorter than 12 months). All amounts so allocated shall be credited to the Participants' accounts as of the last day of the Fiscal Year for which the contributions were made and the forfeitures became allocable. Notwithstanding the foregoing, all Employer Securities and other Plan assets that are released from encumbrance and become subject to allocation as the result of a Change of Control (as provided in Section 13.3) shall be allocated among all Participants who were employed by the Employer on the day before the date that such Change of Control occurred, such allocations to be made pursuant to paragraphs .02 and .03 of this Section as if an Employer contribution had been made to cause the release of the assets from encumbrance and to be credited to the Participants' accounts as of the day before the date that the Change of Control occurred.

          .02 SPECIAL PRIORITY ALLOCATION. All Employer contributions and forfeitures available for allocation on account of a Fiscal Year shall be allocated first to Participants in this Plan who have not received an allocation of Employer contributions and forfeitures under the Qualified ESOP which is the same percentage of their total Compensation (as defined in this Plan) as received for the Fiscal Year under the Qualified ESOP generally by participants in the Qualified ESOP who are not "highly compensated employees" for such Fiscal Year within the meaning of Code Section 414(q). Employer contributions and forfeitures shall be allocated pursuant to this paragraph .02 in proportion to the Compensation of all Participants eligible under this paragraph .02 for the Fiscal Year; provided that no such Participant shall receive an allocation pursuant to this paragraph .02 which, when added to his allocation under the Qualified ESOP, exceeds the percentage of Compensation received for the Fiscal Year under the Qualified ESOP generally by the participants who are not highly compensated employees.

          .03 GENERAL ALLOCATION. All Employer contributions and forfeitures available for allocation on account of a Fiscal Year that are not required to be allocated pursuant to the Special Priority Allocation rules of paragraph .02 above shall be allocated in proportion to the Compensation of all eligible Participants (as determined under paragraph .01 of this Section) for the Fiscal Year.

     4.2 PROCEDURES. As of the close of each Fiscal Year, the Employer shall furnish to the Plan Administrator a list of those Participants eligible to share in the contribution, reflecting the Compensation for each Participant.

SECTION 5 - VESTING (Refer to Article X)

     5.1 VESTED INTEREST. Each Participant shall immediately have a non-forfeitable interest in 100 percent of his account in the Trust Fund on the date that a Change of Control occurs. Prior to the occurrence of a Change of Control, a Participant's vested interest in the Trust Fund as of the first day of each Fiscal Year shall be a percentage of his account in the Trust Fund based on years of service completed on or before the last day of the previous Fiscal Year, determined as follows:

           YEARS OF SERVICE                       PERCENTAGE

          Less than 1 year                            -0-
                    1 year                            20%
                    2 years                           40%
                    3 years                           60%
                    4 years                           80%
                    5 years or more                   100%


     5.2 VESTING YEARS OF SERVICE. For purposes of this section, a year of service shall be credited for each twelve-month period commencing with an Employee's Employment Commencement Date and each anniversary thereof during which the Employee completes at least 1,000 Hours of Service, including the year of termination.

     5.3 SERVICE COUNTING RULES. All of the Participant's years of service with the Employer shall be taken into account except the following shall be disregarded:

          .01  years of service completed before the Participant attained age
               18.

          .02  years of service completed before the Effective Date of the Plan.

          .03 in the case of a Participant who has any one-year Break in Service, years of service before such Break.

          All service of a Participant after any Break in Service shall be disregarded for the purpose of vesting the Participant's account balance that accrued before such Break in Service.

     5.4 EFFECT OF SERVICE WITH AFFILIATED EMPLOYERS. For purposes of this Section all of a person's service with any employer which is counted as Hours of Service pursuant to Section 2.13 of Article II shall be considered to be service with the Employer. Notwithstanding the foregoing, no such person shall be treated as an Employee of the Employer for any other purpose during the period of such service unless it is otherwise expressly provided in this Plan.

     5.5 EFFECT OF CHANGE IN FISCAL YEAR. In case of any change in the Fiscal Year of the Plan, for purposes of this Section 5 an Employee shall be credited with one year of service if he otherwise satisfies the requirements of Subsection 5.2 above during the twelve-month period beginning on the first day of the final Fiscal Year prior to the change and a second year of service if he otherwise satisfies the requirements of Subsection 5.2 above during the twelve-month period beginning on the first day of the new Fiscal Year.


                                        HPSC, INC.



                                        By /s/ John Everets
                                          --------------------------------------
                                          John Everets, Chairman

Acknowledged July 28th, 1994:

Initial Trustees



/s/ John Everets                          /s/ Raymond R. Doherty
- ----------------------------              --------------------------------------
John Everets, As Trustee                  Raymond Doherty, As Trustee
and Not Individually                      and Not Individually

                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

     AGREEMENT between the Trustees of the HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust (the "Plan"), a Massachusetts trust (the "Pledgor"), and HPSC, Inc. (the "Company"), a Delaware corporation (the "Pledgee").
                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Pledgor and the Pledgee are parties to a certain Secured Promissory Note (the "Note") dated as of the date hereof, pursuant to which the Pledgor is indebted to the Pledgee in the amount of $1,225,000; and
     WHEREAS, as a condition to the Note the Pledgee requires that the Pledgor pledge certain shares of capital stock in the Pledgee purchased by the Pledgor from the Pledgee and paid for by the Pledgor by delivery of the Note, in order to secure the Pledgor's performance in full of its obligation to the Pledgee under the Note;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency is of which is hereby acknowledged by each of the parties hereto, the parties do hereby agree as follows:
1.   PLEDGE.
     The Pledgor hereby assigns, transfers, sets over, pledges and grants a continuing security interest to the Pledgee in (i) those shares of capital stock in the Pledgee which were purchased by the Pledgor and paid for by the Pledgor by delivery of the Note and which have not been allocated to the participants under the terms of the Plan documents (the "Pledged Shares"), it being the intent of the parties that upon any such allocation, the shares of capital stock so allocated shall automatically cease to be included as Pledged Shares subject to this Agreement, (ii) contributions (other than contributions of employer securities) that are made to the Pledgor to meet its obligations under the Note, and (iii) earnings attributable to the investment of such contributions and earnings attributable to the Pledged Shares including, but not limited to, dividends and any other distributions with respect to the Pledged Shares (except for cash dividends as provided in paragraph 3.1 below), and (iv) the proceeds thereof and any property substituted therefor by the Company pursuant to its power of substitution under the Plan, to secure the payment and performance of the liabilities and obligations of the Pledgor to the Pledgee arising under the Note, as now or hereafter amended (subsections (i), (ii), (iii) and (iv) above shall be collectively referred to as the "Collateral"). Notwithstanding the foregoing, the Pledgee's security interest in the Collateral shall terminate simultaneously with the occurrence of a Change of Control (as such term is defined in the Plan as in effect on the date of this Agreement) with respect to the Company. The Pledgor herewith delivers to the Pledgee the stock certificates evidencing the initial amount of the Pledged Shares, namely, 350,000 shares, endorsed in blank or with duly executed stock powers attached.
2.   REPRESENTATIONS; COVENANTS.
     The Pledgor represents and warrants that it has good title to all the Pledged Shares, free and clear of any mortgages, pledges, liens, encumbrances or charges of any nature whatsoever except the pledge and security interest created and granted by this Agreement in favor of the Pledgee, and that the Pledged Shares are all duly and validly issued, fully paid and non-assessable, and duly and validly pledged hereby with the Pledgee in accordance with applicable law. The Pledgor covenants that it will defend the Pledgee's right, title, and special property and security interest in and to all of the Collateral against the claims of all persons whomsoever.
3.   RIGHTS PRIOR TO DECLARATION OF DEFAULT.
     3.1 Until an Event of Default (as hereafter defined) shall have occurred and be continuing, the Pledged Shares shall continue to be registered in the name of the Pledgor, and the Pledgor shall have the right to vote the same at all stockholders meetings at which the same or any part thereof may be voted. The Pledgor shall not have the right to receive any cash dividends (including without limitation any liquidating or similar dividends) and other income allocable with respect to the Collateral except upon the condition that any such income shall be used to pay down the Pledgor's obligations to the Pledgee under the Note. If an Event of Default shall have occurred and be continuing, all such rights of the Pledgor to vote with respect to the Pledged Shares shall, at the Pledgee's option, cease with respect to that amount of Pledged Shares having a value which, if such value had been paid in cash by the Pledgor to the Pledgee in a timely manner pursuant to the payment schedule set forth in the Note, would cause the loan as evidenced by the Note to be current.
     3.2 If the capital stock of the Pledgee shall be changed into or exchanged for a different number or kind of shares of stock or other securities of such corporation or of another corporation, whether through merger, consolidation, reorganization, recapitalization, stock split, or combination of shares, there shall be substituted for each of the Pledged Shares held by the Pledgee under this Agreement the number of shares of stock or other securities into which each outstanding share of such capital stock shall be so changed or for which each share shall be exchanged. The Pledgor hereby agrees that any securities so substituted for the Pledged Shares pursuant to the terms of such change or exchange shall be delivered directly to the Pledgee, to be held and disposed of by the Pledgee as Pledged Shares in accordance with the terms and provisions of this Agreement. The Pledgor authorizes the Pledgee to surrender the Pledged Shares or take whatever other action is required to be taken with respect to the Pledged Shares under the terms of such change or exchange and further agrees to execute and deliver to the Pledgee such stock powers as may be necessary to carry out the purposes of this Agreement in view of such substitution.
4.   DEFAULT.
     The term "Event of Default" shall mean the occurrence of any of the following events:

     (a) The Pledgor shall fail to make all payments when due under the Note, including amounts becoming due by reason of acceleration of the Note;

     (b) The Pledgor shall fail to perform any covenant contained in the Note or herein; or

     (c) If any warranty or representation contained in the Note or herein should prove not to be true in any material respect.

5.   RIGHTS ON DEFAULT.
     5.1 If the Event of Default shall have occurred and be continuing, the Pledgee is hereby irrevocably authorized to cause the Pledged Shares or substitute Collateral to be transferred into its name or the name of its nominee on the books of the corporation issuing the same, provided that the value of the Pledged Shares or substitute Collateral so transferred shall not exceed in value that amount which, if it had been paid in cash by the Pledgor to the Pledgee in a timely manner pursuant to the payment schedule set forth in the Note (not including any amounts due by reason of the Note's acceleration), would cause the loan as evidenced by the Note to be current; the remainder (if any) of the Pledged Shares or substitute Collateral not so transferred shall continue to be held and disposed of by the Pledgee in accordance with this Agreement. The Pledgor and the Pledgee agree that any transfer of the Pledged Shares or substitute Collateral according to this paragraph shall be deemed an acceptance of such stock in satisfaction of the obligations of the Pledgor to the Pledgee under the Note, to the extent of the value of any Pledged Shares or substitute Collateral so transferred.
     5.2 No course of dealing or delay in taking or failing to take any action with respect to an Event of Default shall affect the Pledgee's right to take such action at a later time. No waiver as to any one Event of Default shall affect the Pledgee's rights upon any other Event of Default.
     5.3 Notwithstanding any other provision of this Pledge Agreements, except to the extent of the Pledgee's right to the Pledged Shares or substitute Collateral (or a portion thereof) as provided in this Section 5, the Note shall be without recourse against the Pledgor, the Plan, or the participants in the Plan. Specifically, without limiting the generality of the foregoing, under no circumstances shall the Pledgee have any recourse against the shares of the Company's stock that have been allocated to the accounts of participants in the Plan as of the time of an Event of Default.

6.   NOTICES.
     Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed by registered or certified mail, postage prepaid, return receipt requested, in hand, or by recognized commercial courier, if addressed to the Pledgor or the Pledgee, as the case may be, at the following respective addresses:


     IF TO THE PLEDGEE:                      IF TO THE PLEDGOR:
     -----------------                       ------------------
     HPSC, Inc.                              Trustee
     60 State Street                         HPSC, Inc. Supplemental
     Boston, Massachusetts  02109              Employee Stock Ownership Plan
     Attention:  Chief Executive Officer     c/o HPSC, Inc.
                                             60 State Street
                                             Boston, Massachusetts  02109


If notice is given by mail and is not delivered within three days of the date of the post mark, any applicable notice period shall be extended by two days. Nothing contained herein shall prevent the giving of actual written notice in any other effective manner.
7.   SUCCESSORS AND ASSIGNS.
     This Agreement shall be binding upon, and inure to the benefit of, the Pledgor and its successors and assigns. This Agreement shall be binding upon, and inure to the benefit of, the Pledgee and its successors and assigns.
8.   TERM.
     Except as provided below, the term of this Agreement shall be until the obligations of the Pledgor to the Pledgee under the Note have been paid and performed in full. Upon the first to occur of (i) payment in full of all obligations of the Pledgor to the Pledgee under the Note and (ii) a Change of Control (as defined in Section 1 above), this Agreement shall terminate and the Pledgee shall surrender to the Pledgor the Pledged Shares and other Collateral which have not theretofore been sold or otherwise disposed of pursuant to this Agreement.

9.   WAIVERS.
     With respect both to obligations of the Pledgor to the Pledgee under the Note and to the Pledged Shares and other Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral, to the acceptance of partial payment thereof and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Pledgee may deem advisable. The Pledgee shall not be deemed to have waived any of its rights under the Note or with respect to the Pledged Shares and other Collateral unless such waiver is in writing and signed by the Pledgee. No delay or omission on the part of the Pledgee in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Pledgee with respect to the Note or the Pledged Shares and other Collateral, whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised separately or concurrently.
10.  EXONERATION.
     Under no circumstance shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to the Pledged Shares or other Collateral or any matter or proceeding arising out of or relating thereto, other than to exercise reasonable care in the protective custody of the Pledged Shares and other Collateral.
11.  GOVERNING LAW; COUNTERPARTS.
     This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth, shall have the effect of a sealed instrument, and may be executed in counterparts, each of which shall constitute an original.
     12.  AMENDMENTS.
     This Agreement may not be amended or modified except by a writing duly executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, this 28th day of July, 1994.


PLEDGEE:                                PLEDGOR:

HPSC, INC.                              TRUSTEES OF THE HPSC, INC.
                                        SUPPLEMENTAL EMPLOYEE STOCK
                                        OWNERSHIP PLAN AND TRUST


By:   /s/ John Everets, Jr.             By:   /s/ John Everets, Jr.
      -----------------------------           -----------------------------
Name: John Everets, Jr.                 Name: John Everets, Jr., as
                                              Trustee and not
Title: Chief Executive Officer                individually


                                        By:   /s/ Raymond R. Doherty
                                              -----------------------------
                                        Name: Raymond R. Doherty, as
                                              Trustee and not
                                              individually

                                                                 7/25/94

                             SECURED PROMISSORY NOTE

        (HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust)

$1,225,000                                                  July 28, 1994

     FOR VALUE RECEIVED, the undersigned Trustees of the HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust (the "Plan"), a Massachusetts trust (the "Maker"), hereby promise to pay to the order of HPSC, Inc.(the "Company"), a Delaware corporation, 60 State Street, Boston, Massachusetts 02109 (together with its successors and assigns, the "Holder"), the principal amount of one million two hundred twenty-five thousand Dollars ($1,225,000) and to pay interest from the date hereof on the unpaid balance of such principal amount outstanding from time to time at a rate per annum equal to the prime rate on the first business day of January in the applicable year, as reported in the WALL STREET JOURNAL, plus one percentage point.

     Principal shall be payable in 10 equal annual installments of $122,500 beginning September 1, 1995. Interest shall be calculated and payable annually in arrears beginning September 1, 1995. Interest shall be based on a 360-day year and paid for the actual number of days elapsed. All payments due hereunder shall be made to the Holder at the address shown above or at such other place as the Holder may designate from time to time in writing at least ten (10) days before any such payment is due.

     The principal of this Note may be prepaid in whole or in part at any time or from time to time at the option of the Maker, without premium or penalty but with interest on the amount so prepaid to the date of such prepayment. Any such prepayment shall be applied to the installment payments required hereunder in inverse order thereof, and no such prepayment will affect the Maker's obligation to make any subsequent required payment or prepayment until this Note shall have been paid in full.

     If the Maker shall fail to make any payment on this Note when due and payable and such amount shall remain unpaid for ten (10) business days after the due date thereof; or if the Maker shall fail to comply with or perform any other of the terms of this Note within ten (10) business days of receipt by the Maker of written notice from the Holder of such failure to comply; or if the Maker shall become insolvent or unable to meet its obligations as they become due, or shall begin or be the subject of any bankruptcy or other proceeding for the relief of debtors; or any substantial part of the Maker's property shall be taken on attachment or by foreclosure; then, in any such case (an "Event of Default"), the Holder may at the Holder's option declare this Note, including the entire unpaid principal amount then outstanding and all interest accrued and unpaid thereon, to become due and payable immediately.

     This Note, including the entire unpaid principal amount then outstanding and all interest accrued and unpaid thereon, shall be cancelled immediately upon the occurrence of a

Change of Control (as such term is defined in the Plan as in effect on the date of this Note) with respect to the Company.

     The failure of any party to insist, on any one or more occasions, upon performance of any of the terms or conditions of this Note, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term or condition.

     The Maker shall pay to the Holder upon demand all legal and other costs and expenses of every kind, including reasonable attorneys' fees and disbursements, relating to the collection and/or enforcement of this Note or of any rights hereunder.

     This Note is secured pursuant to the terms of a Pledge and Security Agreement of even date herewith between Maker and Holder. Except as so secured, this Note is without recourse against the Maker.

     The parties hereto, including the Maker and all endorsers and guarantors of this Note, hereby waive presentment, demand, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     This Note may not be amended, or the terms waived, except in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as an instrument under seal as of the day and year first above written.

                                        TRUSTEES OF THE HPSC, INC.
                                        SUPPLEMENTAL EMPLOYEE STOCK
                                        OWNERSHIP PLAN AND TRUST


                                        By:
                                            ------------------------------------
                                            John Everets, Jr., as
                                            Trustee and not individually


                                        By:
                                            ------------------------------------
                                            Raymond R. Doherty, as
                                            Trustee and not individually


                                       -2-